UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.          )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

AGILENT TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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5301 Stevens Creek Boulevard
Santa Clara, California 95051
(408) 553-2424

Supplement #1 to Proxy Statement for the Annual Meeting of Stockholders

The following information relates to the proxy statement (the “Proxy Statement”) of Agilent Technologies, Inc. (the “Company”), filed with the Securities and Exchange Commission on February 4, 2021, furnished to stockholders of the Company in connection with the annual meeting of stockholders scheduled on March 17, 2021 (the “Annual Meeting”). This Supplement is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about February 24, 2021.

This Notice should be read in conjunction with the Proxy Statement. Except as specifically amended or supplemented by the information contained herein, all information set forth in the Proxy Statement and proxy card remain accurate and should be considered in voting your shares.

To the Stockholders of AGILENT TECHNOLOGIES, INC.:

The Company wants to assure its stockholders of its commitment to ensuring that the Annual Meeting provides stockholders with a meaningful opportunity to participate, including the ability to ask questions of the Company’s Board of Directors and management.  To support these efforts, the Company will:

•	Provide for Annual Meeting attendees to begin logging into the Annual Meeting at 7:30 am, Pacific Time on March 17, 2021, thirty minutes in advance of the meeting.
•

Permit participating stockholders to submit questions via live webcast during the Annual Meeting by following the instructions available on the meeting website during the Annual Meeting.  Questions relevant to meeting matters will be answered during the meeting, subject to time constraints.

•	Post responses to questions relevant to meeting matters that are not answered during the Annual Meeting due to time constraints on the Company’s Investor Relations webpage.
•

Provide the ability for participating stockholders of record to vote or revoke their prior vote by following the instructions available on the meeting website during the Annual Meeting.  Shares for which a stockholder is the beneficial owner, but not the stockholder of record, also may be voted electronically during the annual meeting but only if the stockholder obtains a signed proxy from the record holder (stock brokerage, bank, or other nominee) giving the stockholder the right to vote the shares.

Stockholders are reminded that they may access the virtual Annual Meeting at www.meetingcenter.io/238392758 with password A2021 and will need the 15-digit control number included on the Notice of Internet Availability of Proxy Materials, the proxy card or on the instructions that accompanied the proxy materials.

The Proxy Statement to all stockholders is available at www.edocumentview.com/agilent.

The Company welcomes all of its stockholders to join and participate in the meeting.  Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting.

By Order of the Board of Directors,

MICHAEL TANG
Senior Vice President, General Counsel and Secretary

February 24, 2021